The Project of "Unified Command System" for
Public Security in Jinjiang City

CONTRACT

Party A (The Contracting Party): Jinjiang City E-Government Project Construction Command Bureau

Party B (The Contractor): Expert Network (Shenzhen) Company Limited

Place of Execution: Jinjiang City of Fujian Province.

Article 1 Illustration

The Jinjiang City E-Government Project Construction Command Bureau (hereinafter referred to as "Party A") confirms that Expert Network (Shenzhen) Company Limited (hereinafter referred to as "Party B") is selected as the successful bidder after passing through the competitive negotiation tender (tender document number: QC2005-A1018). Pursuant to "the Contract Law of People's Republic of China" and its related law, regulations, the practical condition of the project, as well as in the basis of equality, voluntary, fairness and integrity, this Contract is made between the parties herein upon reaching mutual agreement in matters related to the construction of this project.

Article 2 Project stipulated in this Contract

1. Name: Jinjiang City "Unified Command System" for public security.

2. Target: set up the Jinjiang City "Unified Command System" for public security, which corresponds to the plan of negotiation about technology.

3. End user: The Public Security Bureau of Jinjiang City.

Article 3 Construction Site Location and Period

1. Construction site location: The Public Security Bureau of Jinjiang City, Fujian Province.

2. Date of Commencement of construction: Party A and Party B shall further negotiate with each other to confirm the date of commencement after Party A has made the first lot of project payment according to this Contract.

3. Construction period: 3 months counting from the date of commencement of construction. This construction period shall include the time for performing all the works of investigation and study at the preliminary stage, purchasing equipment, system development, and system installation and testing on delivery, acceptance check etc.

4. The construction period shall be extended under the following conditions:

(1) The materials, equipment and environmental condition that is to be supplied by Party A has not yet been received within the agreed time limit or that damage, loss and malfunction occurs, which leads to the need of repair, matching, modification, substitution and replacement and cause delay in the progress of construction.

(2) Material change of requirement that is not stipulated in this Contract or the requirement in the original design is not conformed with which leads to increase in the amount of work in the project.

(3) Failure to make the payment for construction progress according to this Contract.

Article 4 Total Contract Sum and Payment Method

1. The total sum of this Contract is RMB FIVE MILLION, FOUR HUNDRED AND SEVENTY THOUSAND ONLY. (￥5,470,000.00). (See Appendix 1 for the detail break down of price of items).

2. Party A shall pay Party B 30% of the total contract sum (SAY RMB ONE MILLION SIX HUNDRED AND FORTY ONE THOUSND ONLY, ￥1,641,000.00) within 10 days from the date this Contract is signed.

3. Party A shall pay Party B 30% of the total contract sum (SAY ONE MILLION SIX HUNDRED AND FORTY ONE THOUSND ONLY, ￥1,641,000.00) within 5 working days from the date the hardware is installed, the test on delivery and acceptance check are passed.

4. Party A shall pay Party B 30% of the total contract sum (SAY ONE MILLION SIX HUNDRED AND FORTY ONE THOUSND ONLY, ￥1,641,000.00) within 5 working days after the software is developed, installed, the test on delivery and acceptance check are passed.

5. Party A shall pay Party B 5% of the total contract sum (SAY TWO HUNDRED SEVENTY THREE THOUSAND AND FIVE HUNDRED ONLY, ￥273,500.00) within 5 working days after the software and hardware system have passed the integrated test on delivery and acceptance check have been passed.

6. Party A shall pay Party B 5% of the total contract sum (SAY TWO HUNDRED SEVENTY THREE THOUSAND AND FIVE HUNDRED ONLY, ￥273,500.00) as the after sales service guarantee money within 5 working days from the date of first anniversary of system installation, passing of the test on delivery and acceptance check.

7. Party A shall make the payment for construction to Party B to the following account designated by Party B. If Party A makes payment to any other company account or personal account, such payment shall be considered as invalid.

Account Name:     Expert Network (Shenzhen) Company Limited
Bank :                      China Merchants Bank Shenzhen Branch
Account No. :        5085782210001

Article 5 Standard of Construction Technology

1. The technology plan and management implementation plan of the project is stated in the "Jinjiang City "Unified Command System" for Public Security Negotiation Response Document" of Expert Network (Shenzhen) Company Limited.

2. The project requirement analysis report shall be submitted by Party B after the investigation and study, and shall be signed by three parties: the end user, Party A and Party B as confirmation. After being confirmed, the project requirement analysis report shall become one of the appendices of this Contract and bear the same legal effect as this Contract.

3. No party shall amend the aforesaid project requirement analysis report after it has been reviewed and confirmed by the signing three parties. In the event that amendment is needed, both Party A and Party B shall engage into further negotiation, reach agreement with each other and sign an agreement for amendment together with the end user.

4. Party A shall be responsible for the coordination and relationship maintenance with the end users who has involvement in the above 3 clauses.

5. Party B shall provide the full set of standard technical information including maintenance manual and the user guide when the system is in the final stage of acceptance check.

Article 6 Rights and Liabilities

Rights and liabilities of Party A:

1. Make payment for construction at each phase according to the provisions of this Contract.

2. Responsible for the coordination and relationship maintenance with the end users during the execution of this Contract.

3. Make request for system modification by writing during the one-month trial run period. Such request shall be signed by the end users and the request for system modification shall not exceed the scope of this Contract.

4. Coordination with the end users for the preparation of Party B's commencement of construction.

5. Cooperate with Party B actively and provide the necessary equipment and basic working condition for Party B's investigation and study work for the construction.

6. Has the right to inspect the project's progress and the status of execution of this Contract performed by Party B.

7. Complete all the basic construction work of this project in accordance with the requirement of Party B in order to ensure the conditions for commencement of construction are fulfilled and send workers to assist Party B in the installation of equipment.

Rights and liabilities of Party B

1. Perform the construction works according to the construction technology standard pursuant to the provision of this Contract, guarantee the quality and quantity of works and to complete the project on schedule.

2. When Party A inspects the execution of this Contract by Party B, Party B shall honestly report the actual condition to Party A and answer the questions raised by Party A.

Article 7 System Acceptance Check

1. Party A shall arrange a preliminary acceptance check on the system within one week after the system's installation has been completed, the system will enter into the stage of trial run after passing the acceptance check

2. Party A and Party B shall sign the "Memorandum for system trial run" within 2 days after the trial run of the system.

3. The system shall be trial-run for one month. Party A shall then arrange the final acceptance check within 5 working days from the date the trial run is completed. The final acceptance check shall be performed by the representatives of the end users, Party A and Party B. After the completion of the acceptance check, the end user, Party A and Party B shall jointly sign the "Report of Acceptance Check".

4. In the event that Party A fails perform the final acceptance check on the system within the designated time and continue to be failed to carry out the final acceptance check on the system upon being notified twice by Party B, then the system shall be deemed to have assed the final acceptance check.

Article 8 Technical Service

1. Party B shall provide technical training related to the project to Party A. The training location shall be at the construction site location that is stipulated under this Contract. The content of training shall be on the operation, usage, installation repair and maintenance of the application software that is relevant to this Contract. The trainees from Party A shall cooperate with Party B in order to be familiarized with the feature of the system and its usage, as well as to be familiarized with the management and maintenance of the system. The actual training plan is stipulated in the "Jinjiang City Unified Command System fior Public Security Negotiation Response Document" of Expert Network (Shenzhen) Company Limited.

2. Party B shall provide one year free warranty period commencing from the date the project passes the acceptance check and provide one year of one-man-on-site repair and maintenance service simultaneously. Upon the completion of the one year one-man-on-site repair and maintenance service, Party B shall then provide one year free technical support service.

3. Upon completion of the one year free warranty period, Party B shall provide a long-term follow up service for the project. Party A and Party B shall sign separate equipment repair and maintenance agreement and Party B shall provide the repair and maintenance service with indemnification to Party A according to the terms and conditions of such agreement.

Article 9 Liability for breach of Contract

1. In the event that any Party herein is in breach of this Contract during its term of execution, the other Party shall be entitled to request the breaching Party to stop the act of breach of contract and undertake the responsibility fro breach of this Contract.

2. In the event that Party A fails to make payment to Party B pursuant to the provision of this Contract, Party A shall pay the penalty for breach of this Contract in an amount equals to 0.5% of the payable amount per day to Party B. If Party B fails to deliver or install the system as scheduled pursuant to the provision of this Contract, then Party B shall pay the penalty for breach of this Contract in an amount equals to 0.5% of the payable amount per day to Party A. In no event shall the penalty for breach of this Contract be exceed 5% of the total contract sum.

3. The breaching Party shall continue to fulfill its obligation under this contract after paying the penalty.

4. In the event that the construction is suspended or delayed, the defaulting Party shall be responsible to compensate the loss incurred by the other Party.

Article 10 Resolution of Disputes

1. In the event that disputes occur in during the term of execution of this Contract, both Parties shall engage in negotiation to settle the case in accordance with the provision of this Contract. If no settlement can be reached after such negotiation, either Party A or Party B shall be entitled to institute legal action in the court of the place of execution.

2. During the course of legal action, both Parties shall continue to execute the remaining parts of this Contract save for the parts that are under dispute.

Article 11 Effectiveness, modification and termination of the Contract

1. This contract shall become effective after being signed and sealed by both Parties herein and shall have equal binding effect on both Parties herein. Both Parties shall comply with the obligations stipulated in this Contract, any party or person shall not interfere illegally, amend or terminate this Contract at will.

2. This Contract shall have four copies, Party A and Party B holds two copies each all of which shall have the same legal effect.

3. In the event that this Contract shall be amend or terminated by either of the Parties herein, such Party shall forthwith give notice in writing to another Party to give the reason for amendment or termination and negotiate the time limit for reply. The receiving Party of the written notice shall not give its reply later than half a month after the date of receiving such written notice. If the receiving Party agrees to accept, both Parties shall sign an agreement. In the event that the receiving Party fails to reply within the time limit, it shall be deemed to have accepted the proposal for modification or termination of this Contract, as such the receiving Party shall be responsible for all the liability resulted from such deemed modification or termination.

4. Both Parties shall negotiate to decide the economic liabilities from the modification and termination of this Contract. In the event that one Party is responsible to the modification or termination of this Contract, then it shall compensate to the other Party for its loss. If both Parties are responsible to the modification or termination of this Contract, then the Parties shall bear their own losses. If both Parties are not in default, then the loss resulted from the modification or termination of this contract shall be shared by both Parties upon negotiation.

5. In the event that either Party shall not be able to execute this Contract due to the occurrence of force majeure such as wars, fire, floods, typhoon, earthquakes, prohibition or other governmental acts, or other unexpected incidents, then the execution of this Contract shall be postponed and the time of postponement shall equal to the length of time that the force majeure last.

6. The Party who is obstructed by force majeure shall notify the other Party about the condition either by cable or fax and provide to the other Party within the following 10 days by speed post the documentary evidence issued by the government or authorities as evidence of force majeure.

7. The Party who is obstructed by force majeure shall be entitled to temporarily stop the execution of the part of works that is affected by the force majeure. If the force majeure last for a period exceeding three months, then both Parties shall negotiate to terminate this Contract and settle those unsettled matters.

Article 12 Confidential

1. Party A shall not divulge any provisions of this Contract, technical documents and data related to this Contract to any third parties without the permission in writing of Party B. Otherwise, Party A shall be held responsible for the resulting liability and all the losses incurred.

2. Party B shall also comply with this provision of confidentiality for the related confidential information that it get from Party A or end users.

Article 13 Appendixes

1. All the Appendixes of this Contract are the integral parts of this Contract.

2. Party B's "Jinjiang City Unified Command System for Public Security Negotiation Response Document" is one of the Appendices of this Contract which bears the same legal effect as this Contract

Party A: Jinjiang City E-Government Project Construction Command Bureau
Signature of Representative: (Signed and sealed)
Date: November 22, 2005

Party B: Expert Network (Shenzhen) Company Limited
Signature of Representative: (Signed and Sealed)
Date: November 22, 2005

Appendix 1

Price list for Items of the Unified Command System for Public Security of Jinjiang City

N	Name of	Model No.	Manufacturer	Qty	Unit Price	Sub-total (RMB)
0	System
1	Meeting Place	HP ML150	HP	2	￥21,000.00	￥42,000.00
	system	Server
2	Meeting Place	Cluter	HP	1	￥19,000.00	￥19,000.00
	system	Software
3	Meeting Place	HP DX PC	HP	15	￥5,200.00	￥78,000.00
	system
4	Meeting Place	17" LCD	ViewSonic	44	￥3,000.00	￥132,000.00
	system	Monitor
5	Meeting Place	Triplex	Leadtek	14	￥5,000.00	￥70,000.00
	system	display cards
6	Meeting Place	Meeting	Asian	1	￥1,360,000.00	￥1,360,000.00
	system	Place	Olympic
		software	Digital
7	Meeting Place	Intelligent	Asian	1	￥40,000.00	￥40,000.00
	system	ACD	Olympic
		software	Digital
8	Meeting Place	Communicati	Asian	1	￥40,000.00	￥40,000.00
	system	on server	Olympic
		software	Digital
9	Meeting Place	Data service	Asian	1	￥60,000.00	￥60,000.00
	system	platform	Olympic
		software	Digital
10	Meeting Place	IVR function	Asian	1	￥70,000.00	￥70,000.00
	system	software	Olympic
			Digital

11	Meeting Place	Real-time	Asian	1	￥100,000.00	￥100,000.00
	system	monitoring	Olympic
		warning	Digital
		software
12	Meeting Place	System	Asian	1	￥220,000.00	￥220,000.00
	system	connection	Olympic
		software	Digital
13	Meeting Place	CTI System	Asian	1	￥200,000.00	￥200,000.00
	system		Olympic
			Digital
14	Wired & wireless	YA-61D	Asian	1	￥80,000.00	￥80,000.00
	correspondence	Switchboard	Olympic
			Digital
15	Wired & wireless	Earphone	KONTACT	14	￥700.00	￥9,800.00
	correspondence	digit dialing
16	Wired & wireless	IP center	Ying Lan	1	￥150,000.00	￥150,000.00
	correspondence	gateway
17	Wired & wireless	IP terminal	Ying Lan	43	￥6,000.00	￥258,000.00
	correspondence	gateway
18	Wired & wireless	Wireless	Webedoing	1	￥40,000.00	￥40,000.00
	correspondence	base station
		controller
19	Wired & wireless	Sub- station	Webedoing	4	￥85,000.00	￥340,000.00
	correspondence	sector
		channel
		machine
20	Wired & wireless	Satellite clock	Webedoing	1	￥9,000.00	￥9,000.00
	correspondence	synchronizer
21	Wired & wireless	The radio	Webedoing	4	￥2,000.00	￥8,000.00
	correspondence	frequency is
		unidirectional
22	Wired & wireless	Wide band	Webedoing	3	￥4,000.00	￥12,000.00
	correspondence	antenna
		mixer

23	Wired & wireless	Antenna with	Webedoing	2	￥1,000.00	￥2,000.00
	correspondence	high gain
24	Wired & wireless	Directional	Webedoing	1	￥800.00	￥800.00
	correspondence	antenna
25	Wired & wireless	Wide band	Webedoing	1	￥800.00	￥800.00
	correspondence	high
		efficiency
		diplexer
26	Wired & wireless	The antenna	Webedoing	2	￥10,000.00	￥20,000.00
	correspondence	enlarges the
		pale pinkish
		purple shunt
27	Wired & wireless	1/2 coaxial	Webedoing	100	￥40.00	￥4,000.00
	correspondence	cable
28	Wired & wireless	1/2 coaxial	Webedoing	4	￥100.00	￥400.00
	correspondence	cable
		connector
29	Wired & wireless	10DFB	Webedoing	40	￥10.00	￥400.00
	correspondence	coaxial cable
30	Wired & wireless	32U standard	Webedoing	1	￥2,000.00	￥2,000.00
	correspondence	19 inches
		cabinets
31	Wired & wireless	Reserve UPS	Kelong	1	￥16,000.00	￥16,000.00
	correspondence	power source
		2KW, 6H
32	Wired & wireless	CWY	Kelong	1	￥6,000.00	￥6,000.00
	correspondence	exchange
		parameter
		manostat
		3KVA
33	Wired & wireless	Local	Webedoing	1	￥70,000.00	￥70,000.00
	correspondence	channel
		machine
34	Wired & wireless	antenna	Webedoing	1	￥9,000.00	￥9,000.00

	correspondence
35	Wired & wireless	Wired and	Motorola	4	￥25,000.00	￥100,000.00
	correspondence	wireless
		controller and
		transportation
		platform

36	Wired & wireless	PTT center	Hua Bo	2	￥55,000.00	￥110,000.00
	correspondence	matrix and
		control
		system
37	Wired & wireless	Wireless	Evoc	1	￥65,000.00	￥65,000.00
	correspondence	multi-purpose
		server
38	Wired & wireless	calling	Hua Bo	14	￥6,000.00	￥84,000.00
	correspondence	controller
39	Recording	Recording	Evoc	2	￥23,000.00	￥46,000.00
	system	server
40	Recording	16 bit timer	Fiho	4	￥6,000.00	￥24,000.00
	system	recording
		card
41	Recording	Wired	Asian	1	￥40,000.00	￥40,000.00
	system	recording	Olympic
		control	Digital
		module
42	Recording	Wireless	Asian	1	￥40,000.00	￥40,000.00
	system	recording	Olympic
		control	Digital
		module
43	Recording	IP recording	Asian	1	￥40,000.00	￥40,000.00
	system	module	Olympic
			Digital
44	Recording	Recording	Asian	1	￥60,000.00	￥60,000.00
	system	managing	Olympic

		software	Digital
45	Recording	Recording	Asian	1	￥50,000.00	￥50,000.00
	system	monitoring	Olympic
		software	Digital
46	Display and	Projector	Toshiba	1	￥42,000.00	￥42,000.00
	circuit switching
47	Display and	Cut matrix	Infinova	1	￥385,000.00	￥385,000.00
	circuit switching	(128X84)
48	Display and	RGB Switch	Infinova	28	￥500.00	￥14,000.00
	circuit switching	board
49	Display and	Video	Infinova	100	￥700.00	￥70,000.00
	circuit switching	frequency
		divider
50	Display and	Matrix control	HP	1	￥8,000.00	￥8,000.00
	circuit switching	machine
51	Display and	Theｳ3.75	Qing Song or	6	￥21,000.00	￥126,000.00
	circuit switching	monitor at	Similar
		lobby	product
52	Display and	Theｳ3.75	Qing Song or	1.3	￥21,000.00	￥27,300.00
	circuit switching	monitor at 1st	Similar
		floor	product
53	Display and	LED control	HP	1	￥8,000.00	￥8,000.00
	circuit switching	machine
54	Display and	the		1	￥8,000.00	￥8,000.00
	circuit switching	accessory of
		installation
55	One call one	Main board	HP	2	￥8,000.00	￥16,000.00
	send
56	One call one	The software	Asian	1	￥120,000.00	￥120,000.00
	send	of one call	Olympic
		one send	Digital
57	Simple	HP ML150	HP	1	￥21,000.00	￥21,000.00
	localization	Sever
58	Simple	Controls	Home	1	￥100,000.00	￥100,000.00

	localization	software and	country
		digital	Products
		broadcasting
		station
59	Simple	central	Home	1	￥75,000.00	￥75,000.00
	localization	station for	country
		localization	Products
60	Simple	Location	Home	2	￥500.00	￥1,000.00
	localization	migration	country
		station	Products
61	Information inquiry	Inquiry	HP	16	￥8,000.00	￥128,000.00
		terminal
62	Information inquiry	Inquiry	Subject to	1	￥30,000.00	￥30,000.00
		software	development
		integration
63	Correspondence	Special net	Hua Wei	1	￥36,000.00	￥36,000.00
	network	switchboard
		S3050C
64	Correspondence	LS2403H	Hua Wei	1	￥3,000.00	￥3,000.00
	network	Public
		security
		network
		switchboard
65	Correspondence	Concentrator	Dlink	1	￥1,000.00	￥1,000.00
	network
Technical services and after sale services fees	￥60,000.00
The labour cost of installation	￥50,000.00
Transportation Charges	￥15,000.00
Insurance Premium	￥5,000.00
TotalF(RMB Five million four hundred seventy seven thousand and five hundred)	￥5,477,500.00
Final Price After DiscountF(RMB Five million four hundred and seventy thousand)	￥5,470,000.00